SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549

                                   FORM 8-K


                                CURRENT REPORT

        Pursuant to Section 13 or 15(d) of the Securities Exchange Act

                               October 26, 2005
                               ----------------
                                Date of Report
                      (Date of Earliest Event Reported)

                           OMNI MEDICAL HOLDINGS, INC.
                           ---------------------------
            (Exact Name of Registrant as Specified in its Charter)

          Utah                  0-26177                 87-0425275
          ----                  -------                 ----------
     (State or other       (Commission File No.)     (IRS Employer I.D. No.)
      Jurisdiction)

                        1257 Lake Plaza Drive, Suite 219
                        Colorado Springs, Colorado 80906
                        --------------------------------
                   (Address of Principal Executive Offices)

                                (719)884-2131
                                --------------
                         Registrant's Telephone Number

                                Not Applicable
                                --------------
         (Former Name or Former Address if changed Since Last Report)

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          Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see general instruction A.2. below):

     [ ] Written communications pursuant to Rule 425 under the Securities Act
         (17 CFR 230.425)

     [ ] Soliciting material pursuant to Rule 14-a-12 under the Exchange Act
         (17 CFR 240.14a-12)

     [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


Item 1.01   Entry into a Material Definitive Agreement.

On October 26, 2005, Omni Medical Holdings, Inc., a Utah corporation ("Omni" or the "Company") entered into a Note Purchase Agreement (the "Note Purchase Agreement") with Sigma Opportunity Fund, LLC, a Delaware limited liability company, ("Sigma"). See Exhibit 10.1, which is attached hereto and incorporated herein by reference. See Item 9.01.

Under the Note Purchase Agreement, Sigma purchased from Omni Senior Note Due 2006 for $400,000 (the "Note"), and in connection with this purchase, the Company shall issue to Sigma warrants (the "Warrants") to purchase 15,000 pre-split shares of Omni common stock for each $1,000 principal amount of the Note for an aggregate of 6,000,000 pre-split shares (see below for information about the Company's one for four reverse split that is to be effective on November 4, 2005, that will reduce the number of Warrants to 1,500,000 Warrants) until October 26, 2012 (the "Warrant"). See Exhibits 10.2 and 10.3, which are attached hereto and incorporated herein by reference. See Item 9.01.

The following is a summary of certain additional material provisions of the Note Purchase Agreement; defined terms have the meanings attributed to them in the transaction documents:

     * Omni shall file its reports that are required to be filed under the Securities Exchange Act of 1934, as amended (the "Exchange Act") at all times material to the "Registration Period."

     * Sigma has first right of refusal on certain future offerings made by Omni.

     * As long as Sigma holds any of the securities, Omni will not issue any securities, including common stock and common stock equivalents.

     * Omni will not pledge or encumber any of its or its Subsidiaries properties or assets, and Omni and its Subsidiaries will execute and deliver the holder a Security Agreement within 30 days of closing that will cover all such property and assets.

The following is a summary of certain additional material provisions of the Note; defined terms have the meanings attributed to them in the transaction documents:

     *   The Maturity Date of the Note is April 26, 2006.

     * Interest accrues at 5% per annum and 12% per annum if there is a default.

     * The holder has the right to convert the Note into any New Financing on the same terms and conditions.

     * The holder can require the Company to repurchase the Note in the event of the occurrence of Repurchase Event.

The following is a summary of certain additional material provisions of the Warrant; defined terms have the meanings attributed to them in the transaction documents:

    * Within 90 days of the Closing, Omni will prepare and file with the SEC a Registration Statement which covers the resale by Sigma of a number of shares of common stock equal to the number of Warrant shares issuable upon exercise of the Warrant.

    *    Sigma also has piggyback registration rights.

    * The Warrant exercise price is $0.001 per share (to be adjusted to $0.005 per shares following the reverse split to be effective on November 4, 2005.

    *    The Warrant has a cashless exercise provision.

The foregoing summaries are modified in their entirety by reference to the Note Purchase the Note and the Warrant. See Item 9.01.

The Company effected a one for four reverse split of its outstanding securities that will be effective November 4, 2005, at which time 12,500,000 shares will be outstanding. That will reduce the number of Warrants issuable under the Warrant to 1,500,000. See the Company's 8-K Current Report dated October 25, 2005, filed on that date with the SEC.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

(a) See Item 1.01 above.

Item 3.02. Unregistered Sales of Equity Securities.

(a) See Item 1.01 above.

     (c) There were no underwriting discounts or commissions payable in connection with the Note Purchase Agreement.

     (d) We relied on Rule 506 of Regulation D of the SEC as an exemption from registration under the Securities Act of 1933, as amended (the "Securities Act"), and: (i) Sigma is an "accredited investors"; (ii) it was provided with access to all material information about us at a reasonable time prior to the execution and delivery of the Note Purchase Agreement; and (iii) Sigma was afforded an opportunity ask questions of and receive answers from any of our directors or executive officers with respect to us a reasonable time prior to any investment.

Item 9.01. Financial Statements and Exhibits.

     (c) Exhibits.

     Exhibit Description             Exhibit No.
     -------------------             -----------
Note Purchase Agreement                 10.1

Senior Note Due 2006                    10.2
For $400,000

Common Stock Purchase Warrant           10.3
For the right to purchase
6,000,000 shares of common stock
of Omni Medical Holdings, Inc.

8-K Current Report dated October 25, 2005, filed on that date with the SEC*

          * Incorporated by reference.

                                 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        OMNI MEDICAL HOLDINGS, INC.



Date: 11/4/2005                         By /s/ Arthur D. Lyons
      ---------                           ------------------------
                                          Arthur D. Lyons
                                          Director and President
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